SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. ______)

Check the appropriate box:

[    ] Preliminary Information Statement     [ ] Confidential, for use of the

[X ] Definitive Information Statement          Commission only (as permitted by Rule 14c-5(d)(2))

MAGELLAN GOLD CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X] No Fee Required.

     [ ] Fee computed on table below per Exchange Act Rules 14c- 5(g) and 0-11.

        1) Title of each class of securities to which transaction applies:  Common Stock, par value $.001 per share

        2) Aggregate number of securities to which transaction applies:  _________

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): --

        4) Proposed maximum aggregate value of transaction:  _____________

        5) Total Fee Paid.  ____________

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        [   ]  Fee paid previously with preliminary materials.

        [    ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:  none.

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        2) Form, Schedule or Registration Statement No.:  14C

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        3) Filing Party:  Magellan Gold Corporation

        4) Date Filed:  September 14, 2017

MAGELLAN GOLD CORPORATION

2010A Harbison Dr., #312

Vacaville, CA  95687

(707) 884-3766

Dear Stockholder:

        We are furnishing this Information Statement to the holders of the Common Stock of Magellan Gold Corporation, a Nevada corporation (the "Company"), in connection with the determination of our Board of Directors that it is in the best interest of the Company and our shareholders to undertake the following corporate actions (collectively the “Shareholder Actions”):

•Increase our authorized shares from 100,000,000 shares of common stock to 1,000,000,000 shares of common stock (the “Share Increase”).  The increase in authorized common stock will be effected by an amendment to our Articles of Incorporation.

•Authorize the Board of Directors to undertake a Reverse Split (the “Reverse Split”) of all outstanding securities by a factor of up to one-for-fifty (1-for-50) at such time and by such a factor, within the forgoing limits, as the Board of Directors shall determine.  Fractional shares will be rounded up to the nearest whole.

•Authorize the adoption of the 2017 Equity Incentive Plan and reserve an aggregate of 10,000,000 shares of common stock for issuance under the Plan.

•Elect two (2) persons to serve as directors in lieu of the annual election of Board of Directors.

•Approve a nonbinding advisory vote on executive officer compensation.

•Approve a nonbinding advisory vote establishing the frequency of nonbinding advisory votes on executive officer compensation in the future at every three years.

•Ratification of selection of MaloneBailey, LLP as the Company's independent registered public accountants for the current fiscal year ending December 31, 2017

As permitted by Nevada law and our Articles of Incorporation, as amended, the Company has received written consents from the holders of 75% of our issued and outstanding shares of Common Stock (collectively our “Majority Shareholders”) approving the Shareholder Actions.

Shareholders of the Company are not entitled to exercise dissenters’ rights in connection with the Shareholder Actions.

        The Shareholder Actions described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our Shareholders.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE INCREASE IN SHARE AUTHORIZATION. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE SHAREHOLDER ACTIONS.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Shareholder Actions, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission. We may provide only one copy of the Information Statement to Shareholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

Very truly yours,

/s/ W. Pierce Carson

W. Pierce Carson

President and CEO

MAGELLAN GOLD CORPORATION

INFORMATION STATEMENT

TABLE OF CONTENTS

Introduction1

Summary3

Summary Information In Question And Answer Format3

Prior Stockholder Approval5

Voting Securities And Principal Holders Thereof7

Increase in Number of Authorized Shares of Common Stock8

Reverse Stock Split9

Adoption of 2017 Equity Incentive Plan18

Annual Election of Board of Directors25

Advisory Resolution on Executive Compensation Practices35

Frequency of Holding Future Advisory Votes on Executive Compensation36

Ratification of Independent Auditors36

Where You Can Find Additional Information37

INFORMATION STATEMENT

MAGELLAN GOLD CORPORATION

2010A Harbison Dr., #312

Vacaville, CA  95687

(707) 884-3766

Introduction

        This Information Statement is being furnished to the Shareholders of Magellan Gold Corporation, a Nevada corporation (the "Company"), in connection with the prior approval by our Board of Directors and the approval by written consent of the Majority Shareholders of the following Shareholder Actions:

•Increase our authorized shares from 100,000,000 shares of common stock to 1,000,000,000 shares of common stock (the “Share Increase”).  The increase in authorized common stock will be effected by an amendment to our Articles of Incorporation.

•Authorize the Board of Directors to undertake a Reverse Split (the “Reverse Split”) of all outstanding securities by a factor of up to one-for-fifty (1-for-50) at such time and by such a factor, within the forgoing limits, as the Board of Directors shall determine.  Fractional shares will be rounded up to the nearest whole.

•Authorize the adoption of the 2017 Equity Incentive Plan and reserve for issuance an aggregate of 10,000,000 shares of common stock for issuance under the Plan.

•Election of two (2) directors in lieu of annual election of Board of Directors.

•Approve a nonbinding advisory vote on executive officer compensation.

•Approve a nonbinding advisory vote establishing the frequency of nonbinding advisory votes on executive officer compensation in the future at every three years.

•Ratification of selection of MaloneBailey, LLP as the Company's independent registered public accountants for the current fiscal year ending December 31, 2017

        The Board of Directors believes that consummation of the Shareholder Actions is in the best interests of the Company and its Shareholders. Accordingly, on September 1, 2017, the Board unanimously approved the Shareholder Actions and directed that they be submitted for stockholder approval.

        Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), outstanding as of the close of business on September 14, 2017, (the “Record Date”) is required to approve the Shareholder Actions. Under our Articles of Incorporation each share of Common Stock is entitled to one vote per share. As of September 14, 2017, there were outstanding 74,380,548 shares of Common Stock. As permitted by the Nevada Revised Statutes, on September 1, 2017, the Company received a written consent in lieu of a meeting of Shareholders from holders of 55,712,628 shares of our common stock representing 75% of the total Common Stock voting rights approving the Shareholder Actions.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE SHAREHOLDER ACTIONS. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE SHAREHOLDER ACTIONS.

        The Shareholder Actions will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our Shareholders.

        This Information Statement is furnished for the purposes of informing Shareholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Shareholder Actions before they are consummated. This Information Statement is first being mailed on or about September 20, 2017 to holders of record of Common Stock as of the close of business on September 14, 2017.

Summary

        This Information Statement is being furnished to the Shareholders of Magellan Gold Corporation, a Nevada corporation, in connection with the prior approval by our Board of Directors, and the approval by written consent of a majority of our Shareholders, for the Share Increase and the Reverse Split. Throughout this Information Statement, we shall refer to the Share Increase and Reverse Split as the “Shareholder Actions.” The terms "we," "our," and the "Company" in this Information Statement refer to Magellan Gold Corporation. References to "you" are to the Shareholders of Magellan Gold Corporation

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This Information Statement contains certain forward-looking statements, including statements regarding our "expectations," "beliefs," "goals," "hopes," "strategies," and the like. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, as well as other risks and uncertainties that are described in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

Summary Information In Question And Answer Format

        The following information in question and answer format, summarizes many of the material terms of the Company's proposed Shareholder Action. For a complete description of the terms and conditions of the Shareholder Action, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

What Vote Is Required To Approve The Shareholder Actions?

        Approval of the Shareholder Actions requires that the affirmative votes in favor of each proposal are greater than the affirmative votes opposed to such proposal (the “Requisite Vote”).

What Constitutes A Majority Of The Company's Outstanding Common Stock

        On September 14, 2017, the Company had 74,380,548 shares of Common Stock issued and outstanding. 37,190,275 constitutes a majority of the shares of Common Stock issued and outstanding.

Who Voted In Favor Of The Shareholder Actions?

        Shareholders owning an aggregate of 55,512,628 shares of our common voted in favor of the Shareholder Actions. Those shares combined represent 75% of the voting power of Common Stock outstanding. Those shareholders consisted of John D. Gibbs, W. Pierce Carson, John C. Power, Clifford L. Neuman and Elizabeth Jenkins.   Such shareholders shall be referred to as the "Majority Shareholders".

Will The Shareholders That Voted In Favor Of The Shareholder Actions Have Any Special Interest in the Shareholder Actions?

        Yes. Messrs. Gibbs and Neuman and Ms. Jenkins do not have any interest in those Actions different than the interest of all shareholders of the Company.  Messrs. Carson and Power, however, as officers and directors of the Company would be eligible to participate in the 2017 Equity Incentive Plan.

Why Isn't The Company Holding A Shareholders Meeting To Vote On The Proposed Shareholder Actions?

        In order to lawfully close on the proposed Shareholder Actions, Nevada law requires that a Requisite Vote of shares of Common Stock vote in favor of the proposed Shareholder Actions. The Shareholders voting in favor of the proposed Shareholder Actions represent 75% of the voting power of Common Stock, more than a majority of the voting power of the Common Stock. Therefore, management concluded that because approving a transaction by the written consent of Shareholders can be faster than distributing a notice of meeting and proxy statement, and conducting a Shareholders’ meeting, and in light of the fact that Company management wanted to expedite the closing of the proposed Shareholder Actions, management and the Board of Directors decided not to conduct a meeting of Shareholders. Instead, the Majority Shareholders, representing 75% of the voting power of Common Stock signed written consents approving the Shareholder Actions and the transactions contemplated thereby.

What Will Happen To The Company After The Shareholder Actions?

        Following the Shareholder Actions, we expect to continue our current and pending business operations.

Why are the Shareholder Actions being Undertaken?

The Shareholder Actions are being undertaken as part of a broader capital restructure of the Company (the “Capital Restructure”).  The Capital Restructure is necessitated by (i) the Company’s need to raise at least $3.0 million in additional working capital in order to (a) consummate the purchase of the SDA Mill from Rose Petroleum, plc under the terms of the Option Agreement previously announced and (b) fulfill our commitments under the Option Agreement with Rio Silver to expend a minimum of $2.0 million over three years to earn a 50% equity interest in the Niñobamba prospect in Peru.  As there are currently over 74 million shares of common stock issued and outstanding, and only 100 million shares of common stock currently authorized, we believe it necessary to increase the authorized shares of common stock by 900,000,000.

In anticipation of issuing additional shares to support our anticipated financing activities, we believe that a reverse stock split may be necessary in the near future to support the public trading market for our common stock by improving the liquidity in that market. Board has no current plans for a reverse split but would like to have the flexibility to effect such a split in the event it determines it could be advantageous to the company and shareholders.

Finally, adoption of the 2017 Equity Incentive Plan is deemed prudent as we transition to becoming an operating company with the need for skilled and experienced management to support our anticipated activities in Mexico and Peru, as well as the Silver District in Arizona.

What Rights Do Shareholders Have To Dissent From The Shareholder Actions?

        Company Shareholders do not have dissenters’ rights or the right to seek the appraisal of their shares under Nevada law.

What Are The Income Tax Consequences Of The Shareholder Actions?

        There will be no federal or state income tax consequences to our shareholders as a result of the Shareholder Actions.

Prior Stockholder Approval

        Our ability to undertake the Shareholder Actions without a meeting of our Shareholders is authorized by Section 78.320(2) of the Nevada Revised Statutes. That section generally provides that a Nevada corporation may substitute for action on a matter by its Shareholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter are present and voted. In accordance with this provision, we obtained the written consent of the Majority Shareholders to the Shareholder Actions. As a result of the action of the Majority Shareholders, we are not soliciting proxies, and there will be no further stockholder action on the Shareholder Actions.

        Holders of record of the Company's Common Stock are entitled to notice of the action taken by written consent approving the Shareholder Actions.

        Under Nevada law and our Articles of Incorporation the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of our Common Stock outstanding as of the close of business on the Record Date, was required to approve the Share Increase and Reverse Split.  Each holder of Common Stock was entitled to one vote on each of the foregoing matters, for each share of Common Stock held by such stockholder. As of September 14, 2017, there were outstanding 74,380,548 shares of Common Stock.   As of that date, the Majority Shareholders held 55,512,628 shares of Common Stock or 75% of the total votes entitled to be cast by all holders of our Common Stock.

        The action by written consent approving the Shareholder Actions was effective on September 1, 2017.

Information About the Company

Magellan Gold Corporation (“we” “our”, “us”, the “Company” or “Magellan”) was incorporated on September 28, 2010, under the laws of the State of Nevada. Our principal business is the acquisition and exploration of mineral resources. We have not presently determined whether the properties to which we have mining rights contain mineral reserves that are economically recoverable.

Dissenters' Rights

        In accordance with the Nevada Revised Statutes, our Shareholders do not have dissenters' or appraisal rights in connection with the Shareholder Actions.

Certain Federal Income Tax Consequences

        The Shareholder Actions will not result in any impact on our Shareholders for federal and state income tax purposes.

Government Approvals

        Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the Nevada Revised Statutes in connection with the Shareholder Actions, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with the Shareholder Actions.

Voting Securities And Principal Holders Thereof

As of the Record Date, there were outstanding 74,380,548 shares of Common Stock, $0.001 par value.

The table shows the number of shares owned as of September 14, 2017 by our Directors and Officers, shareholders owning more than 5% of outstanding Common Stock and all Directors and Officers as a group.  Each person has sole voting and investment power with respect to the shares shown, except as noted.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)		Ownership as a Percentage of Outstanding Common Shares(3)

John Gibbs 807 Wood N Creek Ardmore, OK 73041	36,688,988	(4)	49.3%

John C. Power W. Pierce Carson	8,117,330 8,623,957		10.9% 11.6%

All officers and directors as a group (two persons)	16,741,287		22.5%

(1)	Unless otherwise stated, address is 2010A Harbison Drive # 312, Vacaville, CA 95687.

(2)

Under SEC Rules, we include in the number of shares owned by each person the number of shares issuable under outstanding options or warrants if those options or warrants are exercisable within 60 days of the date of this Annual Report.  In calculating percentage ownership, we calculate the ownership of each person who owns exercisable options by adding (i) the number of exercisable options for that person only to (ii) the number of total shares outstanding and dividing that result into (iii) the total number of shares and exercisable options owned by that person.

(3)	Shares and percentages beneficially owned are based upon 74,380,548 shares outstanding on August 1, 2017.

(4)	Includes 516,500 shares owned by TriPower Resources, Inc., of which John D. Gibbs is President and controlling shareholder.

Amendment to Articles of Incorporation Increasing the

Number of Authorized Shares of Common Stock

    The Board of Directors has adopted a resolution proposing and declaring the advisability of amending the Company’s Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 100,000,000 shares to 1,000,000,000 shares, $.001 par value per share (the “Share Increase”).  The currently authorized 25,000,000 shares of preferred stock, $.001 par value, shall remain unchanged. The proposed increase in the authorized number of shares of common stock will give the Company additional shares to provide flexibility for the future. In particular, the Company may require additional funding for its operations and therefore may need the increased number of authorized shares to raise additional equity capital. In addition, the additional authorized shares may be used in the future for any other proper corporate purpose approved by the Board, including corporate mergers or acquisitions, shares reserved under stock option plans, stock dividends or splits, or other corporate purposes.

These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of common stock or securities convertible into common stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the Company.

Potential Anti-Takeover Effect

     The proposed Share Increase is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Nevada law, it could be possible to use the additional shares of common stock that would become available for issuance if the Share Increase is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our board of directors could, without further shareholder approval, strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. The Share Increase is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our common stock or obtain control of the Company.

     Our Articles and Bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Share Increase.

Approval of the Board of Directors and Shareholders

        The Board of Directors of the Company, after careful consideration, has approved the Share Increase and has recommended that the Company's Shareholders vote for its adoption. Effective September 1, 2017, Shareholders holding 75% of the Company's shares of common stock outstanding executed a written consent in lieu of a Shareholders meeting approving the Share Increase.

Reverse Stock Split

Summary of Reverse Split

        The Shareholder Actions include the authorization to undertake, at our discretion in the future, up to a one-for-fifty (1-for-50) Reverse Split of our outstanding shares of Common Stock and outstanding options, warrants and other rights convertible into shares of Common Stock.  The authorization grants the Board of Directors additional authority to implement through one or more additional Reverse Splits a further recapitalization of our outstanding securities, not to exceed in the aggregate a Reverse Split of one-for-fifty (1-for-50).  Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants, and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split.  Fractional shares, options and warrants will be rounded up to the nearest whole.

        We will be authorized to implement the Reverse Split within the foregoing parameters if we chose to do so at any time and until such time as the authorization is revoked by a majority vote of our shareholders at a future regular or special meeting of our shareholders.  If and when implemented, we will cause our stock transfer agent to provide each Shareholder of record written notice of such implementation together with a description of the effect thereof.

        The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders.  There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

        The Reverse Stock Split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of our Common Stock.  The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split and the number of shares issuable upon exercise or conversion will be reduced by the same factor.  For example, if we implement a one-for-two (1-for-2) Reverse Split, an option, warrant or other right exercisable or convertible into 1,000 shares of our Common Stock at an exercise price or conversion value of $1.00 per share immediately before implementation of the Reverse Split would be exercisable or convertible into 500 shares of our Common Stock at an exercise price or conversion value of $2.00 per share immediately after implementation of the Reverse Split.  All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of our common stock shall remain unchanged.

        We believe that the Reverse Split is in the best interest of the Company and our shareholders for several reasons. We currently have more than 74 million shares issued and outstanding, leaving only 30 million authorized shares that can be issued in the future.  To meet our current commitments in Peru and Mexico, we will have to raise at least $3 million in capital in the near term. This will exhaust our authorized capital and will preclude our Board of Directors from being able to issue additional shares in the future as part of future financings or to facilitate one or more acquisitions or other business combinations.

       Additionally, we believe that a Reverse Split, which will result in a higher per share trading price of our Common Stock, will enable us to attract additional interest in our Common Stock from the investment community, and particularly market-makers.  Numerous broker-dealers and investment bankers require that a company's common stock have a minimum public trading price before those broker-dealers or investment bankers will agree to make a market in that security.  As a result, we believe that the Reverse Split has the potential of improving the liquidity of the public market for our Common Stock.

Principal Effects of the Reverse Stock Split

       If approved and implemented, the principal effects of a reverse stock split would include the following:

•	Depending upon the ratio for the reverse stock split selected by the board, up to every fifty (50) outstanding shares of the common stock will be combined into one new share of common stock;

•	The number of shares of common stock issued and outstanding will be reduced proportionately, based upon the ratio selected by the board;

•	The total number of shares of common stock and preferred stock the Company is authorized to issue will be unchanged;

•

Proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for the common shares upon exercise of such options or warrants immediately preceding the reverse stock split.

       The common stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.

The reverse stock split will be effected simultaneously for all of our common stock and the exchange number will be the same for all of our common stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the reverse stock split.

The following table summarizes the Company’s pro forma capitalization, as of September 14, 2017, before and after giving effect to (i) the Share Increase and (ii) a hypothetical reverse stock split of one-for-fifty (1 for 50):

	Prior to Reverse Stock Split (1)		After Reverse Stock Split (1)(2)
	Common Stock		Common Stock

Authorized Shares:	100,000,000		1,000,000,000
Shares Issued and Outstanding:	74,380,548	-	1,417,611	-
Shares Reserved for Future Issuance:	25,619,452		998,528,389
Equity Plan:	-0-	-	10,000,000	-
Shares Available for Future Issuance	25,619,452		988,528,389

       (1) Pro forma assuming the Capital Restructure and Share Increase have been implemented.

(2) Does not reflect the rounding up of fractional shares to the nearest whole share.

Reasons for the Reverse Split

   We believe that the Reverse Split is in the best interest of the Company and our shareholders for several reasons.  First, our current funding commitments require that we raise at least $3 million in capital in the near term.  This will exhaust our authorized capital and will preclude our Board of Directors from being able to issue additional shares in the future as part of future financings or to facilitate one or more acquisitions or other business combinations.  The Reverse Split will reduce the number of shares outstanding without decreasing the number of our authorized shares, thereby freeing authorized capital for future issuances.

   The board believes that it is in the best interest of the Company and its stockholders to approve the Reverse Split proposal in order give the board the authority to implement a Reverse Split intended to increase the Company’s bid price. The Company does not currently comply with the requirements for initial listing on either the Nasdaq Capital Market or the NYSE MKT under any of the alternative listing standards.  It is unlikely that the Reverse Split will enable the Company to comply with the listing standards of these listing media; however, the Reverse Split could be implemented in the future by the Board of Directors if it determines that doing so could support the Company’s eligibility for an exchange listing.

   The board believes that the Reverse Split and anticipated increase in the per share price of the common stock should also enhance the acceptability and marketability of the common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the common stock.

     Although the board believes that a Reverse Split may be in the best interests of the Company and its stockholders, if implemented, the Reverse Split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     The company cannot assure you that the Reverse Split will have any of the desired consequences described above.

Certain Risk Factors Associated with the Reverse Split

     There can be no assurance that the total market capitalization of the Company’s common stock (the aggregate value of all the Company’s common stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s common stock following the Reverse Split will either equal or exceed the current per share market price.

     There can be no assurance that the market price per new share of the Company’s common stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s common stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

     If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s common stock may not improve.

     While the board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve.

     A decline in the market price of the Company’s common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s common stock could be adversely affected following such a Reverse Split.

     If the Reverse Split is effected and the market price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s common stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s common stock.

Determination of Reverse Split Ratio

     In asking the stockholders to approve the Reverse Split, the board is also asking the stockholders to grant to the board the authority to set the ratio for the Reverse Split (provided it is not greater than 1:50) immediately prior to the consummation of the Reverse Split. Fluctuations in the market price of the Company’s common stock prior to the time that the Company could effect the Reverse Split require that the board have the flexibility to set the exact ratio of the Reverse Split (provided it is not greater than 1:50) immediately prior to the consummation of the Reverse Split in order to attempt to achieve the objectives of the Reverse Split. The board will set the ratio for the Reverse Split, delay or abandon the Reverse Split as it determines is advisable considering relevant market conditions from time to time. If the Company is able to complete a significant placement of securities with one or more institutional investors in the foreseeable future, the Company anticipates that it will consult with those institutional investors at the time of the private placement with respect to the appropriate Reverse Split ratio. The board believes that approval of this discretion, rather than approval of a specific ratio, provides the board with maximum flexibility to react to current market conditions and to the needs of prospective investors in the Company, and to therefore act in the best interests of the Company and its stockholders. In setting the ratio for the Reverse Split, the intention of the board is to increase the stock price to a price that will best accomplish the goals of the Reverse Split, as discussed above.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

     If the Board of Directors decides to implement a reverse stock split, the Company will not be required to file with the Secretary of State of the State of Nevada a certificate of amendment to the Company’s Certificate of Incorporation. A reverse stock split will become effective at the time and on the date approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) for trading of our common stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

     Some of the Company’s registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent, Corporate Stock Transfer (the “Transfer Agent”), as soon as practicable after the effective date of the Reverse Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the common stock (“Old Certificates”) to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of common stock as a result of the Reverse Split (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

     Stockholders will then receive a New Certificate or certificates representing the number of whole shares of common stock into which their shares of common stock have been converted as a result of the Reverse Split (“New Common Stock”). Until surrendered, outstanding Old Certificates held by stockholders will be deemed to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

     Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

     If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s).

     All expenses of the exchange will be borne by the Company.

     Stockholders should not destroy any stock certificate(s). You should not send your Old Certificates to the Transfer Agent until you have received the letter of transmittal.

Effect on the Company’s Convertible Securities

     The number of shares of common stock issuable upon the exercise of the Company’s outstanding warrants or on conversion of outstanding convertible securities will be proportionately decreased and the exercise price for such warrants will be proportionately increased, in each case based on the Reverse Split ratio selected by the board.

No Fractional Shares

     No scrip or fractional share certificates will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our common stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

Authorized Shares

     The reverse stock split would not change the number of authorized shares of our common stock designated in our Articles. Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares available for issuance under our authorized pool of common stock would increase from approximately 25,619,452 million shares to 988,528,389 million shares, assuming a hypothetical one-for-fifty Reverse Split and the Share Increase.

    These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of common stock or securities convertible into common stock. We have no present plan, commitment, arrangement, understanding or agreement regarding issuance of these additional shares of common stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the Company.

Potential Anti-Takeover Effect

     The proposed Reverse Split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Nevada law, it could be possible to use the additional shares of common stock that would become available for issuance if the Reverse Split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our board of directors could, without further shareholder approval, strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. The Reverse Split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our common stock or obtain control of the Company.

     Our Articles and bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Reverse Split.

Other Effects on Outstanding Shares

     If the Reverse Split is implemented, the rights and preferences of the outstanding shares of our common stock would remain the same after the Reverse Split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

     In addition, the Reverse Split would result in some shareholders owning “odd-lots” of fewer than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Accounting Effects of the Reverse Split

     Following the effective time of the Reverse Split, the par value of our common stock will remain at $.001 per share. The number of outstanding shares of common stock will be reduced by a factor of up to 98%, not taking into account additional shares that may be issued as a result of rounding up to the nearest whole share any fractional shares that otherwise would result from the Reverse Split. Accordingly, the aggregate par value of the issued and outstanding shares of our common stock, and therefore the stated capital associated with our common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the Reverse Split is effected, all share and per share information in our financial statements will be restated to reflect the Reverse Split for all periods presented in our future filings, after the effective time of the amendment, with the SEC, as applicable. Shareholders’ equity will remain unchanged.

Public Trading – New Ticker Symbol

     If our shareholders approve the Reverse Split and our board of directors subsequently elects to implement a Reverse Split, it is likely that the Reverse Split will be implemented at a point in time when the Company’s shares of common stock are still trading on the Over-The-Counter Market and quoted on the OTC Electronic Bulletin Board or the OTC Market, Inc.’s OTC.QB or OTC.Pink.  As a result, in order to implement a Reverse Split, our board of directors will be required to notify the FINRA of the Reverse Split, the desired Reverse Split ratio, and other information that the FINRA will require in order to approve and implement the split.  In addition, the Company will notify the FINRA of the effective date of the Reverse Split, which will be deemed a “dividend distribution date” notwithstanding the fact that there will, in fact, be no distribution to our shareholders.  Once the FINRA has approved the Reverse Split, it may, but is not required to assign to the Company’s post Reverse Split common stock a new trading ticker symbol.  If FINRA elects to assign a new ticker symbol, we have no way to request any particular ticker symbol and no way to influence the FINRA’s selection of a new ticker symbol for our post Reverse Split shares.  Once the effective date has been established and the new ticker symbol assigned, we will publish a press release informing our shareholders and other members of the investment community of the effective date of the Reverse Split and the Company’s new post-split ticker symbol.  On the effective date of the Reverse Split, our shares will begin trading under the new ticker symbol and the trading price, number of shares, market capitalization and other share and per share information pertaining to the Company’s shares of common stock will reflect the post Reverse Split ratios.

No Appraisal Rights

     Stockholders do not have appraisal rights under Nevada Revised Statutes or under the Company’s Articles of Incorporation (as amended) in connection with the Reverse Split.

Reservation of Right to Abandon Reverse Stock Split

     The company reserves the right to abandon the Reverse Split without further action by the stockholders at any time before the effectiveness of the Reverse Split.

Circular 230 Tax Disclosures

     Certain federal income tax consequences of the proposed transactions described herein are discussed below in the Sections entitled “Certain Federal Income Tax Consequences of the Reverse Stock Split”.  These discussions are based upon the Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The company has not and will not request a ruling from the Internal Revenue Service, nor an opinion of counsel, regarding these tax issues. Further, these discussions do not address all federal income tax consequences that may be relevant to a particular holder of shares of common stock or options or warrants to acquire common stock, or any foreign, state or local tax considerations.

     The following disclosures are intended to comply with applicable Treasury Regulations. The discussions of certain federal income tax consequences referenced above and set forth below are not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. These discussions of certain federal income tax consequences are not written to support the promotion or marketing of the transactions described herein. Accordingly, holders of common stock and warrants and options to acquire common stock are strongly urged to seek advice based on each holder’s own particular circumstances from an independent tax advisor.

Certain Federal Income Tax Consequences of a Reverse Stock Split

     The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities in effect as of the date of this Information Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the Reverse Split were, and the new shares received will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).

     The company believes that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

•	The Company will not recognize any gain or loss as a result of the Reverse Split.

•	Stockholders will not recognize any gain or loss as a result of the Reverse Split.

•

The aggregate adjusted basis of the shares of each class of the common stock held following the Reverse Split will be equal to the stockholder’s aggregate adjusted basis immediately prior to the Reverse Split.

•

A stockholder’s holding period for the common stock the stockholder continues to hold after the Reverse Split will include the holding period for the common stock held immediately prior to the Reverse Split.

          The company’s beliefs regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, the Company urges stockholders to consult with their personal tax advisors with respect to all of the potential tax consequences of the Reverse Split.

Approval of the Board of Directors and Shareholders

        The Board of Directors of the Company, after careful consideration, has approved the Reverse Split and has recommended that the Company's Shareholders vote for its adoption. Effective September 1, 2017, Shareholders holding 75% of the Company's shares of common stock outstanding executed a written consent in lieu of a Shareholders meeting approving the Reverse Split.

Approval of Adoption of 2017 Equity Incentive Plan

Our board of directors has determined that, in order to be able to provide incentive to the management of prospective acquisition or merger targets, it is in the best interests of our shareholders that the Company adopt the 2017 Equity Incentive Plan to authorize the grant of options, restricted stock awards, tandem rights and other rights to acquire shares of our common stock.

       In order to attract and hire key technical personnel and management as our Company grows,  it will be necessary to offer option packages in order that we can compete effectively with other companies seeking the support of these highly qualified individuals.

       As a result, our board of directors has recommended that we authorize the Company to grant rights to acquire up to a maximum of 10,000,000 shares of common stock under the Plan.

       Our executive officers and directors are eligible to received option grants and common stock awards under the Plan. No determination or commitment has been made with respect to the possible participation of our executive officers and directors in future grants under the Plan.

Votes Required

Approval and adoption of the increase in the number of shares of common stock issuable under our equity incentive plan will require that the votes cast in favor of the proposal exceed the votes cast against the proposal.

       Approval of the Board of Directors and Shareholders

        The Board of Directors of the Company, after careful consideration, has approved the Company’s 2017 Equity Incentive Plan and has recommended that the Company's Shareholders vote for its adoption. Effective September 1, 2017, Shareholders holding 75% of the Company's shares of common stock outstanding executed a written consent in lieu of a Shareholders meeting approving the Company’s 2017 Equity Incentive Plan.

2017 EQUITY INCENTIVE PLAN

The Company's 2017 Equity Incentive Plan was adopted by the Board of Directors and shareholders.  In order to be authorized to grant incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended, it is necessary that such a plan receive and obtain shareholder approval.  The essential features of the 2017 Plan are outlined below:

The 2017 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights (collectively, "Stock Awards"). Incentive stock options granted under the 2017 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2017 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of Stock Awards.

The 2017 Plan was adopted by the Board of Directors on September 1, 2017.  The 2017 Plan provides a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

The 2017 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 2017 Plan and, subject to the provisions of the 2017 Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an independent stock appreciation right; and the number of shares with respect to which a Stock Award shall be granted to each such person.  The Board of Directors is authorized to delegate administration of the 2017 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 2017 Plan to the Compensation Committee of the Board. As used herein with respect to the 2017 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

Incentive stock options and stock appreciation rights related to incentive stock options may be granted under the 2017 Plan only to selected employees (including officers and directors who are employees) of the Company and its affiliates. Selected employees, non-employee directors and consultants are eligible to receive Stock Awards other than incentive stock options and such stock appreciation rights under the 2017 Plan. Non-employee directors are eligible only for nonstatutory stock options.  No incentive stock option may be granted under the 2017 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the incentive stock option exercise price is at least 110%of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2017 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.  Nonemployee directors are eligible only for nonstatutory stock options.

If any Stock Award granted under the 2017 Plan expires or otherwise terminates without being exercised, the Common Stock not purchased pursuant to such Stock Awards again becomes available for issuance under the 2017 Plan.

The following is a description of the permissible terms of options under the 2017 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options under the 2017 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value.  The exercise price of nonstatutory options under the 2017 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At September 13, 2017, the closing price of the Company's Common Stock as reported on the OTC.QB was $0.077 per share.  In the event of a decline in the value of the Company's Common Stock, The Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To date, the Board has not exercised such authority. To the extent required by Section 162(m), an option repriced under the 2017 Plan is deemed to be canceled and a new option granted. Both the options deemed to be canceled and the new options deemed to be granted will be counted against the2017 Plan share limitation.   The exercise price of options granted under the 2017 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

Option Exercise

Options granted under the 2017 Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by options granted in the future under the 2017 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 2017 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering alreadyowned stock of the Company or by a combination of these means.

Term

The maximum term of options under the 2017 Plan is 10 years. Options under the 2017 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time not exceeding twelve months following such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

The following is a description of the permissible terms of stock bonuses and restricted stock purchase agreements under the 2017 Plan. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement includes the substance of each of the following provisions as appropriate:

Purchase Price

The purchase price under each restricted stock purchase agreement is such amount as the Board may determine and designate in such agreement, but in no event may the purchase price be less than eightyfive percent (85%) of the stock's fair market value on the date such award is made.  Notwithstanding the foregoing, the Board may determine that eligible participants in the 2017 Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

Consideration

The purchase price of stock acquired pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

Vesting

Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

Termination of Employment or Relationship as a Director or Consultant

In the event a participant's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

Stock Appreciation Rights

The three types of Stock Appreciation Rights that are authorized for issuance under the 2017 Plan are as follows:

Tandem Stock Appreciation Rights.  Tandem stock appreciation rights may be granted appurtenant to an option, and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain.  Tandem stock appreciation rights require the holder to elect between the exercise of the underlying option for shares of stock and the surrender, in whole or in part, of such option for an appreciation distribution. The appreciation distribution payable on the exercised tandem right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the option surrender) in an amount up to the excess of (i) the fair market value (on the date of the option surrender) of the number of shares of stock covered by that portion of the surrendered option in which the optionee is vested over (ii) the aggregate exercise price payable for such vested shares.

Concurrent Stock Appreciation Rights.  Concurrent stock appreciation rights may be granted appurtenant to an option and may apply to all or any portion of the shares of stock subject to the underlying option and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. A concurrent right is exercised automatically at the same time the underlying option is exercised with respect to the particular shares of stock to which the concurrent right pertains. The appreciation distribution payable on an exercised concurrent right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the concurrent right) in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of (i) the aggregate fair market value (on the date of the exercise of the concurrent right) of the vested shares of stock purchased under the underlying option which have concurrent rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

Independent Stock Appreciation Rights.  Independent stock appreciation rights may be granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options. The appreciation distribution payable on an exercised independent right may not be greater than an amount equal to the excess of (i) the aggregate fair market value (on the date of the exercise of the independent right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such independent right, and with respect to which the holder is exercising the independent right on such date, over (ii) the aggregate fair market value (on the date of the grant of the independent right) of such number of shares of Company stock. The appreciation distribution payable on the exercised independent right is in cash or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the independent right.

If there is any change in the stock subject to the 2017 Plan or subject to any Stock Award granted under the 2017 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 2017 Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

The 2017 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization (a "Change-in-Control"), to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the 2017 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the 2017 Plan, or to substitute similar Stock Awards, then the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised during such time. Individual options may contain more liberal vesting acceleration provisions.  The acceleration of a Stock Award in the event of a Change-in-Control may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

The Board may suspend or terminate the 2017 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2017 Plan will terminate on September 1, 2027.  The Board may also amend the 2017 Plan at any time or from time to time.  However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 2017 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Under the 2017 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee.  A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution unless otherwise specified in the option agreement, in which case the nonstatutory stock option may be transferred upon such terms and conditions as set forth in the option, including pursuant to a domestic relations order. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Federal Income Tax Considerations.

Incentive Stock Options.  Incentive stock options under the 2017 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.  There generally are no federal income tax consequences to the optionee or the. Company by reason of the grant or exercise of an incentive stock option.  However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.  If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the stock was held. Long-term capital gains currently are generally subject to lower tax rates than short-term capital gains (which are taxed at the ordinary income rate).  The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.  Nonstatutory stock options granted under the 2017 Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Restricted Stock and Stock Bonuses.  Restricted stock and stock bonuses granted under the 2017 Plan generally have the following federal income tax consequences:

Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any.  However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock.  Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or shortterm depending on how long the stock was held from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

Potential Limitation on Company Deductions.  As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 2017 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.  Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights maybe granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

Annual Election of Directors

The Company's bylaws provide that the Board of Directors will consist of not less than one (1) and no more than ten (10) members. The Board of Directors of the Company presently consists of two (2) members.  Directors of the Company generally serve for a term of one year (until the next annual meeting of stockholders) or until their successors are duly elected or appointed and qualified, or until their death, resignation or removal.  Each of the persons nominated to hold office provided below is currently a member of the Board of Directors.  Unless authority to vote in the election of directors is withheld, it is the intention of the persons named in the proxy to nominate and vote for the two persons named in the table below, each of who has consented to serve if elected.  In the event that by reason of contingencies not presently known to the Board of Directors, one or all of the nominees should become unavailable for election, substitutes shall be designated by the Company's Board of Directors.

Directors are elected by a majority of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

There are no family relationships between or among any of the directors of the Company,

Nominees for Election are:

Name	Age	Present Position with the Company

W. Pierce Carson	74	Director, Chief Executive Officer
John C. Power	55	Director, Chief Financial Officer

Certain biographical information regarding the director nominees is listed below.

Mr. Carson, age 74, has served as our President and CEO since June 1, 2016.   Mr. Carson has over 40 years of experience in the mining industry and has managed the discovery, financing, development and operation of precious metals, base metals and industrial minerals properties in the United States, Australia, Africa and Papua New Guinea. He has been responsible for or closely involved with a number of mineral deposits that have been developed into mines. Mr. Carson held the positions of Senior Geologist, Overseas Mineral Evaluation, and Exploration Manager, Australia for Exxon Minerals Company; Manager of Precious Metals Exploration, North America for Kennecott Copper Corporation; President and Director of Mining & Exploration Operations in Australia, Papua New Guinea, USA, Canada and Mexico for Nord Pacific Ltd.; President and Vice-President of Exploration for Nord Resources Corporation; and Chief Executive Officer for Santa Fe Gold Corporation. Mr. Carson holds a PhD in Economic and Structural Geology and an MS in Ore Deposits from Stanford University, and a Bachelor’s Degree in Geology from Princeton University.

Mr. Power, age 55, served as President, Secretary and director since our inception in September 2010 until June 1, 2016 when Dr. Carson became President and CEO.   Mr. Power continues to serve as our CFO/Secretary through August 31, 2017 and shall continue to serve as a Director.

Mr. Power also serves as a director of Athena Silver Corporation since its inception in December 2003 and has served as Athena’s President from December 2005 to December 2007 and from January 2009 to the present and has served as Athena’s Secretary since January 2007.

Mr. Power is also a co-managing member since 2011 of Silver Saddle Resources, LLC a private company that owns mining claims in Nevada.

From March 2010 to present, Mr. Power has served as co-Managing Member of Ryan Air Exposition, LLC, a private California holding company that invests in antique airplanes. Mr. Power served as President and director of Alta California Broadcasting, Inc., which operated radio stations, from December 1993 to March 2007; and President and director of Four Rivers Broadcasting, Inc., also a radio broadcaster, from May 1997 to March 2005 and Vice President from March 2005 until December 2013. Mr. Power also has served as Co-Managing Member of Wyoming Resorts, LLC, which owns and operates an historic hotel in Thermopolis, Wyoming, since June 1997; and Mr. Power has served as President of Power Curve, Inc., a private investment company, since 1986.   Mr. Power has also been the managing member of Best of Sea Ranch, LLC since December 2004 which operated through a joint venture a vacation home rental business in The Sea Ranch California.   Mr. Power has been a general partner of Power Vacaville, LP a real estate investment firm since January 2008.  Mr. Power also has served as the vice-president and director of The Tide Community Broadcasting, Inc. since July 2012.

From September 2008 to March 2012, Mr. Power served as an officer and director of Hungry Hunter, Inc., a private California-based restaurant enterprise.  From March 2008 until February 2010, Mr. Power served as a director of Reserve Energy Corporation, a small private oil and gas exploration and production company; and was Managing Member of Montana Resorts, LLC, which is a holding company for Yellowstone Gateway Resorts, LLC, from May 2002 until May 2008; and was Managing Member of Yellowstone Gateway Resorts, LLC, which owned and operated the Gallatin Gateway Inn, from May 2002 until May 2008. On November 16, 2004, Yellowstone Gateway Resorts, LLC filed a voluntary petition in bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in response to an adverse arbitration award in favor of a former employee.  Yellowstone Gateway Resorts, LLC was successfully reorganized under Chapter 11.

Mr. Power attended, but did not receive a degree from, Occidental College and University of California at Davis.

Each Director will be elected to serve until the next Annual Meeting of Stockholders in 2018 or until a successor is duly elected and qualified.

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

During the last ten (10) years, no director or officer of the Company has:

a.

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.

been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, during the two years ended December 31, 2016, the Company is not aware of any failure on the part of any Reporting Persons to timely file reports required pursuant to Section 16(a).

Certain Relationships with Related Parties

Any transactions between the Company and its officers, directors, principal stockholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

Conflicts of Interest

Athena Silver Corporation is a company under common control. Mr. Power is our CFO  and director and is also a director and CEO of Athena. Mr. Power and Mr. Gibbs are significant investors in both Magellan and Athena.

Silver Saddle Resources, LLC (“Silver Saddle”) is a private company under common control. Mr. Power and Mr. Gibbs are significant investors and managing members of Silver Saddle.

Magellan, Athena and Silver Saddle are exploration stage companies and each is involved in the business of acquisition and exploration of mineral resources.

The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Magellan, Athena and Silver Saddle been autonomous. In addition, the common ownership could result in significant conflicts of interest both in terms of the allocation of working capital as well as under the doctrine of corporate opportunity, inasmuch as all three entities are engaged in mineral exploration in the United States.  Messr. Power and Gibbs have not adopted any policy or guidelines to mitigate the potential adverse effects of their conflicting interests between and among, Magellan, Athena and Silver Saddle.

While the foregoing may mitigate the conflicts of interest inherent in the interlocking interests, it will not eliminate all potential future conflicts.  Investors in Magellan should be cognizant that the interests of Magellan may, in the future, be in conflict with the other activities of Magellan’s control persons.

Meetings and Committees of the Board of Directors

The Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of the management of the Company. However, the Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.

          a.          Meetings of the Board of Directors

         During the fiscal year ended December 31, 2016, no meetings of the Board of Directors were held in person or by telephone conference, but numerous actions were taken by unanimous written consent of the Board of Directors.

          b.          Committees

                    There are currently no special committees assigned by the Board.

        c.Code of Ethics

We have adopted a Code of Ethics that apples to, among other persons, our company’s principal executive officer, as well as persons performing similar functions. As adopted, our Code of Ethics sets forth written guidelines to promote:

•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•full, fair, accurate, timely and understandable disclosure in all reports and documents that we file with, or submit to, the SEC and in other public communications made by us that are within the executive officer’s area of responsibility;

•compliance with applicable governmental laws, rules and regulations;

•the prompt internal reporting of violations of the Code; and

•accountability for adherence to the Code.

Our Code of Ethics is on file with the SEC.  We will provide a copy of the Code of Ethics to any person without charge, upon request. Requests can be sent to: Magellan Gold Corporation, 2010A Harbison Drive # 312, Vacaville, CA  95687.

Executive Compensation:

The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Company's two (2) most highly compensated executive officers, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards	Non equity Incentive Plan Compensa-tion	Nonqualified Deferred Compensation Earnings	All Other Compensa- tion	Total
W. Pierce Carson, President, and CEO	2016	$60,000	$ -		-	-		$60,000
John C. Power, CFO	2016	0	0	0	0	0	$30,000	$30,000
John C. Power, President and CEO	2015	0	0	0	0	0	$30,000	$30,000
John C. Power, President and CEO	2014	0	0	0	0	0	$30,000	$30,000

(1)When he was first engaged as President, CEO and Director of G+W in June 2015,  W. Pierce Carson  was granted shares of G+W representing 15% of the total issued and outstanding shares of G+W.

In July 2016, we completed a reverse triangular merger pursuant to which a newly formed merger subsidiary was merged into Gulf + Western, and the 15% equity interest in Gulf + Western owned by Mr. Carson was converted into 8,623,957 shares of Magellan common stock.  As a result of the merger, Gulf + Western became a wholly-owned subsidiary of Magellan.

Effective June 1, 2016, we entered into an Employment Agreement with Mr. Carson and engaged his services as President and CEO of Magellan for an initial term of one year.  Under the terms of the Employment Agreement, Mr. Carson is entitled to a salary of $6,667 per month for the first three months, and $10,000 per month for the following nine months.  If the Company is unable to pay the salary, the Company has the right to satisfy its obligation with shares of common stock.  Through the date of this Report, the Company has not paid any compensation under the Employment Agreement.

We entered into a consulting agreement with Mr. Power at the rate of $30,000 per year for his part-time service as our CFO. Mr. Power devotes approximately 25% of his time and attention to our business.

We did not have outstanding equity awards at December 31, 2016 and 2015.

Employment Agreements

Gulf + Western has entered into an employment agreement with W. Pierce Carson to serve as President and CEO for a period of one year ending May 31, 2016.  Mr. Carson’s compensation was in the form of a transfer of a 15% equity interest in Gulf + Western.

Effective June 1, 2016, we entered into an Employment Agreement with Mr. Carson and engaged his services as President and CEO of Magellan for an initial term of one year.  Under the terms of the Employment Agreement, Mr. Carson is entitled to a salary of $6,667 per month for the first three months, and $10,000 per month for the following nine months.  If the Company is unable to pay the salary, the Company has the right to satisfy its obligation with shares of common stock.  Through the date of this Report, the Company has not paid any compensation under the Employment Agreement.

Indemnification of Directors and Officers

Nevada Revised Statutes provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada Revised Statutes also provide that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize us to indemnify our directors and officers to the fullest extent permitted under Nevada Revised Statutes.  Our bylaws set forth the procedures that must be followed in order for directors and officers to receive indemnity payments from us.

The following table sets forth information concerning compensation paid to the Company’s directors during the most recently completed fiscal year:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
W. Pierce Carson	0	0	0	0	0	0
John C. Power	0	0	0	0	0	0

Golden Parachute Plans

The Company had no Golden Parachute Plans in effect for any of its officers or employees during fiscal year ended December 31, 2016.

Approval of the Shareholders

Effective September 1, 2017, Shareholders holding 75% of the Company's shares of common stock outstanding executed a written consent in lieu of a Shareholders meeting electing the current set of directors to serve as the complete Board of Directors until the next annual meeting of shareholders or until their successors have been duly elected and qualified.

Certain Relationships and Related Party Transactions

Except as disclosed herein, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Related Parties

Athena Silver Corporation is a company under common control. Mr. Power is also a director and CEO of Athena. Mr. Gibbs is a significant investor in both Magellan and Athena. Magellan and Athena are both exploration stage companies involved in the business of acquisition and exploration of mineral resources.

Silver Saddle Resources, LLC is a private company under common control. Mr. Power and Mr. Gibbs are significant investors and managing members of Silver Saddle. Magellan and Silver Saddle are both exploration stage companies involved in the business of acquisition and exploration of mineral resources.

The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Magellan, Athena and Silver Saddle been autonomous.

Management Fees

The Company maintains a month-to-month management agreement with Mr. Power through August 31, 2017, requiring a monthly payment, in advance, of $2,500 as consideration for his services to Magellan.

Management fees to Mr. Power totaling $30,000 for both the years ended December 31, 2016 and 2015 are included in general and administrative expenses in our statement of operations.  At December 31, 2016 and 2015, $10,000 and $2,500, respectively, of the fees had not been paid and are included in Accrued liabilities on the accompanying balance sheets.

Line of Credit – Related Parties

Effective December 31, 2012, we entered into an unsecured credit agreement with Mr. Gibbs with a maximum line balance of $250,000.  The promissory notes bear interest at 6% per annum and the principal plus all accrued interest was due December 31, 2014.  On December 31, 2015 we amended our credit agreement with Mr. Gibbs to increase the borrowing limit under the line of credit to $1,000,000.  And effective December 31, 2016 we amended the agreement to extend the maturity date to December 31, 2018.  The current outstanding line balance is evidenced by $932,500 in credit notes.

Accrued Interest - Related Parties

Accrued interest due to related parties is included in our consolidated balance sheets as follows:

	December 31, 2016	December 31, 2015
Accrued interest payable - Mr. Power	$3,932	$1,775
Accrued interest payable - Mr. Gibbs	157,707	102,211
	$161,639	$103,986

During the year ended December 31, 2016, we paid a total of $2,500 to Mr. Power representing unpaid accrued interest on notes payable.  During the year ended December 31, 2015, we paid a total of $7,250 to Mr. Power representing unpaid accrued interest on notes payable. No amounts have been paid to Mr. Gibbs in either 2016 or 2015 for outstanding accrued interest on the line of credit.

Advances Payable – Related Parties

We borrowed and repaid non-interest bearing advances from/to related parties as follows:

Year Ended December 31, 2016
	Advances	Repayments
Mr. Power	$ 16,200	$ 16,200

Year Ended December 31, 2015
	Advances	Repayments
Mr. Power	$ 6,545	$ 9,395

At both December 31, 2016 and 2015, no short-term advances from related parties were outstanding.

The Company also utilizes a credit card owned by Mr. Power to pay travel and other obligations when the availability of cash is limited or the timing of the payments is considered critical. No amounts were outstanding on this credit card at either December 31, 2016 or 2015.

Deferred Compensation

On June 1, 2015, the Company appointed W. Pierce Carson to the positions of President, Chief Executive Officer and a Director of G+W.  In connection with his appointment, the Company assigned to Mr. Carson restricted shares of G+W common stock representing 15% of the total issued and outstanding shares of G+W in return for one year of his services. The Company determined the value of the transaction at $50,000, which was recorded as deferred compensation to be amortized monthly over the initial one-year term of the employment agreement. As such, we have recognized $50,000 of compensation expense through December 31, 2016 in connection with this transaction.

Advisory Resolution on Executive Compensation` Practices

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this information statement in accordance with the compensation disclosure rules of the SEC. The Board of Directors and shareholders have determined that an advisory vote on the compensation of our named executive officers will be conducted every three years. The next advisory vote on the frequency of an advisory vote on executive compensation will take place at the 2020 annual meeting of stockholders. The Board of Directors and Shareholders have approved the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the Company’s Annual Report on Form 10-K is hereby APPROVED.

The Board of Directors and Shareholders approved this resolution because they believe that the policies and practices described in the Executive Compensation section are effective in achieving our goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our stockholders and motivating the executives to remain with us for long and productive careers. Named executive officer compensation over the past two years reflects amounts of cash and equity compensation consistent with our stated goals and objectives.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is nonbinding on the Board of Directors. Although nonbinding, the Board will review and consider the voting results when evaluating our executive compensation program.

Frequency of Holding Future Advisory Votes on Executive Compensation

The Dodd-Frank Act also enables the Company’s stockholders to vote, on a non-binding advisory basis, on the frequency with which they would prefer to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers.  Pursuant to Section 14A of the Exchange Act, the Company is required at least every six years to hold an advisory vote to determine the frequency of the advisory stockholder vote on executive compensation.

The Board of Directors and Shareholders have determined that an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers will be conducted every three years. The next advisory vote on the executive compensation and on the frequency of an advisory vote on executive compensation will take place at the 2020 annual meeting of stockholders.

After careful consideration of the frequency alternatives, the Board and Shareholders believe that conducting a non-binding, advisory vote on executive compensation every three (3) years is appropriate for the Company and its stockholders at this time because such timing for the advisory vote will ensure our stockholders are engaged in executive officer compensation decisions.  The Company’s executive compensation programs are designed to promote a long-term connection between pay and performance. While the Board recognizes that awards to the Company’s Named Executive Officers are typically made annually, and improvements to compensation plans are often considered and adopted on an annual basis, the Board believes that holding an advisory vote every three (3) years is adequate to timely feedback on the Company’s compensation disclosures.  The Company will continue to monitor developments in executive compensation practices and evaluate the appropriateness and effectiveness of seeking a say-on-frequency vote every three years, and the Company may change its recommendation on the desired frequency in the future.

The Board believes that an advisory vote on executive compensation every three years is consistent with the Company’s practice of seeking input and engaging in dialogue with its shareholders on corporate governance matters (including the practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Company’s selection of independent accounting firm) and the Company’s executive compensation philosophy, policies and practices.  While the Board values the opinions of the Company’s stockholders, this vote was and is advisory, which means that the vote on frequency is not binding on the Company, the Board or the Compensation Committee.

Ratification of Selection of Auditors

The Board of Directors has selected the firm of MaloneBailey, LLP, independent registered public accounting firm, to serve as auditors for the fiscal year ending December 31, 2017.  MaloneBailey, LLP has been the Company's accountants for the years ended December 31, 2016, 2015 and 2014. Ratification of the selection of our auditors is not required under the laws of the State of Nevada, or applicable rules or regulations of the Securities and Exchange Commission but will be considered by the Board of Directors in selecting auditors for future years.

We understand the need for our principal accountants to maintain objectivity and independence in their audit of our financial statements.  To minimize relationships that could appear to impair the objectivity of our principal accountants, the Board of Directors has restricted the non-audit services that our principal accountants may provide to us primarily to tax services and audit related services.  The board has adopted policies and procedures for pre-approving work performed by our principal accountants. After careful consideration, the Board of Directors has determined that payment of the below audit fees is in conformance with the independent status of the Company's principal independent accountants.  Before engaging the auditors in additional services, the Board of Directors considers how these services will impact the entire engagement and independence factors.

The following is an aggregate of fees billed for each of the last two fiscal years for professional services rendered by our principal accountants:

	2016	2015
Audit fees - audit of annual financial statements and review of financial statements included in our quarterly reports, services normally provided by the accountant in connection with statutory and regulatory filings.	$29,000	$21,200
Audit-related fees - related to the performance of audit or review of financial statements not reported under "audit fees" above	-	-
Tax fees - tax compliance, tax advice and tax planning	-	-
All other fees - services provided by our principal accountants other than those identified above	-	-
Total fees paid or accrued to our principal accountants	$29,000	$21,200

Approval of the Board of Directors and Shareholders

The Board of Directors of the Company, after careful consideration, has ratified the selection of MaloneBailey, LLC to serve as the Company’s independent registered public account firm for the fiscal year ended December 31, 2017 and has recommended that the Company’s Shareholders vote for its adoption. Effective September 1, 2017, Shareholders holding 75% of the Company's shares of common stock outstanding executed a written consent in lieu of a Shareholders meeting ratifying the selection of MaloneBailey, LLC to serve as the Company’s independent registered public account firm for the fiscal year ended December 31, 2017.

Where You Can Find Additional Information

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-(202) 942-8088. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our public filings are also available to the public from commercial document retrieval services.

SIGNATURES

          Respectfully submitted,

MAGELLAN GOLD CORPORATION

Date: September 14, 2017	By: /s/ W. Pierce Carson W. Pierce Carson